                                                                               .
                                                                               .
                                                                               .
                                                                 Exhibit 99.2

                           MOORE WALLACE INCORPORATED

                          CONSOLIDATED BALANCE SHEETS
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                               JUNE 30,     DECEMBER 31,
                                                                 2003           2002
                                                              -----------   ------------
                                                              (UNAUDITED)
                                         ASSETS
Current Assets
  Cash and cash equivalents.................................  $   65,932     $  139,630
  Accounts receivable, less allowance for doubtful accounts
     of $18,982 (2002 -- $19,538)...........................     578,826        341,383
  Inventories (Note 2)......................................     231,466        129,889
  Prepaid expenses..........................................      25,888         17,317
  Deferred income taxes.....................................      24,748         31,912
                                                              ----------     ----------
Total Current Assets........................................     926,860        660,131
                                                              ----------     ----------
Property, plant and equipment -- net........................     632,970        255,722
Investments.................................................      27,722         32,256
Prepaid pension cost........................................     224,591        221,520
Goodwill (Note 4)...........................................     784,321        106,254
Other intangibles -- net (Note 4)...........................     158,334          6,434
Deferred income taxes.......................................       3,339         53,938
Other assets................................................     194,146        103,504
                                                              ----------     ----------
Total Assets................................................  $2,952,283     $1,439,759
                                                              ----------     ----------
                                      LIABILITIES
Current Liabilities
  Bank indebtedness.........................................  $   31,279     $   18,158
  Accounts payable and accrued liabilities..................     584,114        486,507
  Short-term debt...........................................      19,533          2,135
  Income taxes..............................................      51,186         58,562
  Deferred income taxes.....................................       2,102          3,184
                                                              ----------     ----------
Total Current Liabilities...................................     688,214        568,546
                                                              ----------     ----------
Long-term debt (Note 5).....................................     933,269        187,463
Postretirement benefits.....................................     260,515        241,344
Deferred income taxes.......................................      38,531          9,482
Other liabilities...........................................     102,140         43,776
Minority interest...........................................       4,397          6,652
                                                              ----------     ----------
Total Liabilities...........................................   2,027,066      1,057,263
                                                              ----------     ----------
                                  SHAREHOLDERS' EQUITY
  Share Capital
     Authorized:
     Unlimited number of preference (none outstanding for
      2003 and 2002) and common shares without par value
     Issued:
       157,923,523 common shares in 2003....................
       111,842,348 common shares in 2002....................     885,990        403,800
  Unearned restricted shares................................      (2,882)        (2,572)
  Retained earnings.........................................     162,652        114,601
  Cumulative translation adjustments........................    (120,543)      (133,333)
                                                              ----------     ----------
Total Shareholders' Equity..................................     925,217        382,496
                                                              ----------     ----------
Total Liabilities and Shareholders' Equity..................  $2,952,283     $1,439,759
                                                              ==========     ==========

                 See Notes to Consolidated Financial Statements

                           MOORE WALLACE INCORPORATED

                     CONSOLIDATED STATEMENTS OF OPERATIONS
               THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002
        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

                                              THREE MONTHS ENDED           SIX MONTHS ENDED
                                                   JUNE 30,                    JUNE 30,
                                             ---------------------     -------------------------
                                               2003         2002          2003           2002
                                             --------     --------     ----------     ----------
Net sales..................................  $650,071     $499,791     $1,161,216     $1,029,292
                                             --------     --------     ----------     ----------
Cost of sales..............................   485,639      341,764        831,091        702,772
Selling, general and administrative
  expenses.................................   121,613      112,869        230,271        237,347
Restructuring provision -- net.............     1,697           --          1,697             --
Depreciation and amortization (includes
  impairment charge of $2,132 for 2003)....    32,590       22,507         53,765         44,662
                                             --------     --------     ----------     ----------
Total operating expenses...................   641,539      477,140      1,116,824        984,781
                                             --------     --------     ----------     ----------
Income from operations.....................     8,532       22,651         44,392         44,511
Investment and other income (expense)......    (6,166)         849         (5,327)          (646)
Interest expense -- net....................    27,377        2,741         33,876          5,352
                                             --------     --------     ----------     ----------
Earnings (loss) before income taxes and
  minority interest........................   (25,011)      20,759          5,189         38,513
Income tax expense (benefit)...............   (44,284)       5,486        (43,444)        10,280
Minority interest..........................       380           27            582            494
                                             --------     --------     ----------     ----------
Net earnings...............................  $ 18,893     $ 15,246     $   48,051     $   27,739
                                             ========     ========     ==========     ==========
Net earnings per common share:
  Basic....................................  $   0.14     $   0.14     $     0.39     $     0.25
  Diluted..................................  $   0.14     $   0.13     $     0.38     $     0.24
Average shares outstanding (in thousands):
  Basic....................................   136,049      111,481        124,163        111,664
  Diluted..................................   136,686      114,169        124,957        114,217

                 See Notes to Consolidated Financial Statements

                           MOORE WALLACE INCORPORATED

                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
                    SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                         (IN THOUSANDS OF U.S. DOLLARS)
                                  (UNAUDITED)

                                                                2003       2002
                                                              --------   --------
Balance at beginning of period..............................  $114,601   $ 51,666
Net earnings................................................    48,051     27,739
Repurchase of common shares (1,069,700 shares in 2002)......        --    (10,323)
                                                              --------   --------
Balance at end of period....................................  $162,652   $ 69,082
                                                              ========   ========

                 See Notes to Consolidated Financial Statements

                           MOORE WALLACE INCORPORATED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                         (IN THOUSANDS OF U.S. DOLLARS)
                                  (UNAUDITED)

                                                            THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                 JUNE 30,                JUNE 30,
                                                          ----------------------   ---------------------
                                                            2003          2002        2003        2002
                                                          ---------     --------   ----------   --------
OPERATING ACTIVITIES
Net earnings............................................  $  18,893     $ 15,246   $   48,051   $ 27,739
Adjustments to reconcile net earnings to cash provided
  by operating activities:
  Depreciation and amortization.........................     32,590       22,507       53,765     44,662
  (Gain) loss on sale of investment and other
    assets -- net.......................................      1,307       (1,847)        (529)    (2,379)
  Acquisition related charges:
    Inventory and backlog...............................     38,590           --       38,590         --
    Derivative charges..................................      4,950           --        4,950         --
    Write-off of deferred debt issue costs..............      7,493           --        7,493         --
  Deferred income taxes.................................    (45,722)     (25,483)     (45,575)   (21,360)
  Restructuring provision -- net........................      1,697           --        1,697         --
  Restricted share compensation.........................        340           --          517         --
  Other.................................................      1,277       (2,136)       2,794       (927)
Changes in operating assets and liabilities:
  Accounts receivable -- net............................     11,537       35,918       12,301     17,031
  Inventories...........................................      7,672        5,166        2,104      3,389
  Prepaid expenses......................................     20,189        1,262       (1,238)    (4,345)
  Accounts payable and accrued liabilities..............    (22,626)      (3,499)     (62,570)   (19,874)
  Income taxes..........................................        (98)      30,155       (4,558)    31,233
  Other.................................................     (3,018)      (4,954)      (5,116)    (1,699)
                                                          ---------     --------   ----------   --------
Net cash provided by operating activities...............     75,071       72,335       52,676     73,470
                                                          ---------     --------   ----------   --------
INVESTING ACTIVITIES
Decrease in restricted cash and cash equivalents........    900,175           --           --         --
Property, plant and equipment -- net....................    (12,063)      (2,428)     (19,646)    (4,511)
Long-term receivables and other investments.............    (26,419)      (1,249)     (26,596)    (2,724)
Acquisition of businesses -- net of cash acquired.......   (846,943)      (6,764)    (846,943)   (63,966)
Proceeds from sale of investment and other assets.......     26,470           --       31,417         --
Software expenditures...................................     (2,218)      (4,359)      (3,127)    (4,880)
Other...................................................       (321)         (43)        (434)        53
                                                          ---------     --------   ----------   --------
Net cash provided by (used in) investing activities.....     38,681      (14,843)    (865,329)   (76,028)
                                                          ---------     --------   ----------   --------
FINANCING ACTIVITIES
Net change in short-term debt...........................     16,891      (29,877)      17,398     29,983
Proceeds from issuance of long-term debt................    110,105           --    1,010,280         --
Payments on long-term debt..............................   (279,912)        (728)    (280,327)    (1,336)
Debt issue costs........................................    (20,140)          --      (30,516)        --
Issuance (repurchase) of common shares -- net...........        456       (7,895)       9,655     (8,331)
Other...................................................       (686)        (468)      (1,382)      (785)
                                                          ---------     --------   ----------   --------
Net cash (used in) provided by financing activities.....   (173,286)     (38,968)     725,108     19,531
                                                          ---------     --------   ----------   --------
Effect of exchange rate on cash resources...............       (402)         136          726      1,355
Net (decrease) increase in cash resources...............    (59,936)      18,660      (86,819)    18,328
Cash resources at beginning of period (a)...............     94,589       28,342      121,472     28,674
                                                          ---------     --------   ----------   --------
Cash resources at end of period (a).....................  $  34,653     $ 47,002   $   34,653   $ 47,002
                                                          ---------     --------   ----------   --------
Supplemental disclosure of cash flow information:
    Interest paid (refund) -- net.......................  $ (11,743)(b) $    691   $    5,940   $  5,036
    Income taxes paid -- net............................      5,020          790        6,327      2,439
Non-cash activity:
    Shares issued for acquisition of business...........    471,708           --      471,708         --

---------------

(a) Cash resources are defined as cash and cash equivalents less bank indebtedness.

(b) Includes refund of prepaid interest of $15,956 related to the $403 million senior unsecured notes.

                 See Notes to Consolidated Financial Statements

                           MOORE WALLACE INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE DATA)

1.  BASIS OF PRESENTATION

     The accompanying consolidated interim financial statements have been prepared by Moore Wallace Incorporated (the "Corporation"), formerly Moore Corporation Limited ("Moore"), in accordance with the recommendations of the Canadian Institute of Chartered Accountants (CICA) Handbook Section 1751 -- Interim Financial Statements. As permitted by these standards, these interim financial statements do not include all information required by Canadian generally accepted accounting principles (GAAP) to be included in annual financial statements. However, the Corporation considers that the disclosures made are adequate for a fair presentation. Comparative figures have been reclassified where appropriate to conform to the current presentation. Net sales and net earnings for any interim period are not necessarily indicative of results that may be expected for the entire year.

     On May 15, 2003, the Corporation acquired all the outstanding shares of Wallace Computer Services, Inc. ("Wallace"), a leading provider of printed products and print management services (see Note 3). The Corporation's results of operations for the three and six months ended June 30, 2003 include the results of Wallace from May 15, 2003. The allocation of the purchase price is preliminary and subject to change, based upon the determination and receipt of additional information, including the finalization of the fair value of real and personal property acquired and the recognition of certain liabilities in connection with an acquisition.

     The consolidated financial statements of the Corporation have been prepared in conformity with Canadian GAAP, and include estimates and assumptions of management that affect the amounts reported in the consolidated financial statements. Actual results could differ from these estimates.

     These consolidated interim financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in both Moore's and Wallace's latest Annual Report on Form 10-K filed on February 13, 2003 and October 23, 2002, respectively.

2.  INVENTORIES

                                                              JUNE 30,   DECEMBER 31,
                                                                2003         2002
                                                              --------   ------------
Raw materials...............................................  $ 64,187     $ 31,883
Work-in-process.............................................    24,272       10,303
Finished goods..............................................   139,479       84,190
Other.......................................................     3,528        3,513
                                                              --------     --------
                                                              $231,466     $129,889
                                                              ========     ========

3.  ACQUISITION

     On May 15, 2003, the Corporation acquired all the outstanding shares of Wallace, a leading provider of printed products and print management services, in exchange for consideration of $14.40 in cash and 1.05 shares of the Corporation for each outstanding share of Wallace. Management believes the acquisition of Wallace (the "Acquisition") will enhance the Corporation's combined competitive position within the industry and establish the Corporation as a leading provider of integrated print management services across multiple industries. Management also believes the Acquisition will enable the Corporation to improve profitability, achieve significant cost synergies, leverage complementary products and services and augment cross-selling opportunities across a more diverse platform. The aggregate consideration to the Wallace shareholders was $1.1 billion and is comprised of a cash payment of $609.7 million and 44,458,825 common shares of the Corporation with a fair value of $471.7 million. The fair value of the Corporation's shares is based upon the actual number of shares issued to the Wallace shareholders using the average closing trading

                           MOORE WALLACE INCORPORATED
price of the Corporation's common shares on the New York Stock Exchange ("NYSE") during a five-day trading period beginning two days prior to the announcement of the merger agreement on January 17, 2003. The total purchase price of $1.3 billion also includes $218.2 million for the settlement of Wallace debt and other liabilities, and direct acquisition costs to date of $19 million.

     The transaction was recorded by allocating the cost of the assets acquired, including intangible assets and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the cost of the Acquisition over the net of amounts assigned to the fair value of the assets acquired and the liabilities assumed is recorded as goodwill. Based on the Corporation's preliminary independent valuation, which is subject to further refinement, the purchase price is allocated as follows:

Accounts receivable.........................................   $  238,321
Inventory...................................................      137,562
Customer backlog............................................        3,790
Other current assets........................................       13,350
Property, plant and equipment -- net........................      390,536
Long-term and other assets..................................       38,583
Capitalized software........................................       45,400
Amortizable intangible assets...............................       60,824
Intangible assets with indefinite lives.....................       92,310
Goodwill....................................................      675,163
Accounts payable and accrued liabilities....................     (158,178)
Short-term and long-term debt...............................      (16,189)
Postretirement benefits and pension.........................      (52,484)
Deferred taxes -- net.......................................     (131,306)
Other long-term liabilities.................................      (19,031)
                                                               ----------
Total purchase price -- net of cash acquired................   $1,318,651
                                                               ==========

  INTANGIBLE ASSETS

     Of the total purchase price, approximately $156.9 million has been allocated to intangible assets including customer backlog, trade names, customer relationships, patents and covenants not to compete. Trade names of $92.3 million are not subject to amortization as the useful lives are considered indefinite. Trade names are subject to impairment testing annually or when a significant change in circumstances occurs that may require testing during an interim period. The remaining intangible assets are also subject to impairment testing, however, the fair values are amortized over their respective remaining useful lives ranging from 2-12 years.

  PRO FORMA RESULTS

     The following unaudited pro forma financial information presents the combined results of operations of the Corporation and Wallace as if the Acquisition had occurred as of the beginning of the periods presented. The historical results for the three and six months ended June 30, 2003 include the results of Wallace from May 15, 2003 (the acquisition date). The pro forma results for the three and six months ended June 30, 2003 combine the results of the Corporation for the three and six months ended June 30, 2003, respectively, and the historical results of Wallace from April 1, 2003 through May 15, 2003 and January 1, 2003 through May 15, 2003, respectively. Due to the different historical fiscal period-ends for Moore and Wallace, the pro forma results for the three and six months ended June 30, 2002 combine the historical results of Moore for the three and six months ended June 30, 2002 and the historical quarterly results of Wallace for the three and six

                           MOORE WALLACE INCORPORATED
months ended April 30, 2002. The unaudited pro forma financial information is not intended to represent or be indicative of the Corporation's consolidated results of operations or financial condition that would have been reported had the acquisition been completed as of the beginning of the years presented and should not be taken as indicative of the Corporation's future consolidated results of operations or financial condition.

                                          THREE MONTHS ENDED       SIX MONTHS ENDED
                                               JUNE 30,                JUNE 30,
                                          -------------------   -----------------------
                                            2003       2002        2003         2002
                                          --------   --------   ----------   ----------
Net sales...............................  $827,874   $868,989   $1,702,224   $1,795,595
Net income (loss).......................    49,059     20,175       59,014       (6,931)
Net income (loss) per share:
  Basic.................................      0.31       0.13         0.38        (0.04)
  Diluted...............................      0.31       0.13         0.37        (0.04)

     The three and six month periods in both 2003 and 2002 includes adjustments of $0.7 million and $1.4 million, respectively, net of tax, for the amortization of purchased intangibles. The unaudited pro forma financial information also includes the following non-recurring charges: acquisition related charges of $55.3 million and $38.6 million for the three and six months ended June 30, 2003 and 2002, respectively, and restructuring charges of $1.7 million for the three and six months end June 30, 2003 and $5.4 million and $35.6 million for the three and six months ended June 30, 2002, respectively.

4.  GOODWILL AND OTHER INTANGIBLES

                                         BALANCE AT                   FOREIGN     BALANCE AT
GOODWILL                              DECEMBER 31, 2002   ADDITIONS   EXCHANGE   JUNE 30, 2003
--------                              -----------------   ---------   --------   -------------
Forms and Labels....................      $ 45,550        $348,947     $1,016      $395,513
Outsourcing.........................        11,846              --      1,888        13,734
Commercial..........................        48,858         326,216         --       375,074
                                          --------        --------     ------      --------
                                          $106,254        $675,163     $2,904      $784,321
                                          ========        ========     ======      ========

     The allocation of goodwill from the Acquisition between the segments is preliminary and based upon management's best estimate at June 30, 2003. The allocation is subject to further refinement upon finalization of the independent valuation.

     Other intangibles at June 30, 2003, include:

                                                        ACCUMULATED
                            GROSS        ADDITIONS    AMORTIZATION AND
                       CARRYING AMOUNT   DURING THE       FOREIGN         BALANCE AT     AMORTIZABLE
                       JANUARY 1, 2003      YEAR          EXCHANGE       JUNE 30, 2003      LIFE
                       ---------------   ----------   ----------------   -------------   -----------
Trademarks, licenses
  and agreements.....      $3,390         $ 20,824        $(1,323)         $ 22,891      4-10 Years
Customer relationship
  intangibles........       2,729           40,000         (1,531)           41,198      2-12 Years
Indefinite-lived
  trade names........       1,664           92,310            271            94,245
                           ------         --------        -------          --------
                           $7,783         $153,134        $(2,583)         $158,334
                           ======         ========        =======          ========

                           MOORE WALLACE INCORPORATED

     The total intangible asset amortization expense for the three and six months ended June 30, 2003, was $1.4 million and $1.8 million, respectively. Amortization expense for the next five years is estimated to be:


2004........................................................  $10,025
2005........................................................  $ 7,064
2006........................................................  $ 5,202
2007........................................................  $ 5,190
2008........................................................  $ 5,190

5.  DEBT

     In March 2003, the Corporation entered into an $850 million senior secured credit facility (the "New Facility") in connection with the Acquisition. The New Facility consists of a seven-year $500 million B Term Loan, which was funded into escrow until the consummation of the Acquisition on May 15, 2003, and a five-year $350 million Revolving Credit Facility, each of which is subject to a number of restrictive and financial covenants that, in part, limit additional indebtedness and the ability of the Corporation to engage in certain transactions with affiliates, create liens on assets, engage in mergers and consolidations, or dispose of assets. The financial covenants are calculated quarterly and include, in part, tests of leverage and interest coverage. The loans under the New Facility bear interest based on a variable index (LIBOR), plus an applicable margin. Three-month LIBOR at June 30, 2003, was 1.1%. The New Facility replaced the Corporation's $400 million senior secured credit facility (the "Existing Facility"). At June 30, 2003 $510 million is outstanding under the New Facility.

     Concurrently, in March 2003, the Corporation issued $403 million of 7 7/8% senior unsecured notes (the "Senior Notes") due 2011 at a $2.8 million discount to the principal amount. Interest on the Senior Notes is payable semiannually on January 15 and July 15 of each year, commencing on July 15, 2003. The proceeds from the Senior Notes along with $16 million in prepaid interest through September 15, 2003 were held in escrow until the consummation of the Acquisition. The indenture governing the Senior Notes contains certain restrictive covenants that, among other things, limit additional indebtedness and the Corporation's ability to engage in certain transactions with affiliates, create liens on assets, engage in mergers and consolidations, or dispose of assets. The Corporation, at its option, may redeem up to 40% of the Senior Notes prior to January 15, 2006, at a predetermined redemption price with the proceeds of certain equity offerings. In addition, subsequent to January 15, 2007, the Senior Notes may be redeemed at predetermined redemption prices. On or prior to January 15, 2007, the Corporation may also redeem the Senior Notes upon a change of control, at a price equal to 100% of the principal plus an applicable premium.

     In August 2002, the Corporation entered into the Existing Facility, which is comprised of a five-year $125 million Revolving Credit Facility, a five-year $75 million Delayed Draw Term Loan A Facility, and a six-year $200 million Term Loan B Facility. The Existing Facility was replaced with the proceeds from the New Facility upon the consummation of the Acquisition. At December 31, 2002 $179.5 million was outstanding under this facility.

     For the three and six months ended June 30, 2003, interest expense includes the following acquisition related items: pre-acquisition interest expense of $7.5 million and $10.7 million, respectively; the write-off of deferred financing fees of $7.5 million; interest income of $1.3 million on aforementioned proceeds held in escrow; and $4 million of bridge financing fees.

     As a result of replacing the Existing Facility, the Corporation recorded a charge of $5.2 million during the quarter for the fair value on $150 million notional amount fixed rate interest rate swaps that were designated as cash flow hedges of the variable interest on the Existing Facility. The $5.2 million liability resulting from this charge will be ratably reduced and recorded as income over the remaining term of the swaps. These swap agreements, which have a weighted average rate of 2.29%, exchange the variable interest rates (LIBOR) for

                           MOORE WALLACE INCORPORATED
fixed interest rates over the terms of the agreements. During the quarter, the Corporation designated these swaps as cash flow hedges of the interest rate risk attributable to the forecasted variable interest payments. Also during the quarter, the Corporation entered into an additional $250 million notional amount fixed rate interest rate swaps that are designated as cash flow hedges of the interest rate risk attributable to the forecasted variable interest payments on the New Facility. These swaps, which become effective and interest will begin accruing on October 7, 2003, exchange the LIBOR interest on the New Facility to fixed rate over the term of the swaps. At June 30, 2003, the notional amount of all fixed rate swaps outstanding was $400 million and their fair market value was a $6.9 million liability.

     During the quarter, the Corporation also entered into $250 million notional amount interest rate swaps that exchange the interest on the 7 7/8% fixed rate Senior Notes to floating rate six-month LIBOR plus a basis point spread. The swaps are designated as a fair value hedge against $250 million of principal on the Senior Notes and mature January 2011. At June 30, 2003, the fair market value of these floating rate swaps was a $2.7 million liability.

     The interest rate differential received or paid on both the cash flow and fair value hedges is recognized as an adjustment to interest expense.

     The Corporation has approximately $42 million in outstanding letters of credit at June 30, 2003.

6.  RESTRUCTURING AND OTHER CHARGES

     During the second quarter of 2003, in connection with the Acquisition, management approved and initiated plans to restructure the operations of both Wallace and Moore ("restructuring plans") to eliminate certain duplicative functions, to close certain facilities and to dispose of redundant software systems, underutilized assets and real estate holdings in order to reduce the combined cost structure of the organization. As a result, the Corporation accrued approximately $2.5 million of costs to exit certain Wallace activities, such as severance, costs of vacating redundant facilities (leased or owned) and other costs associated with exiting these activities. These costs are recognized as a liability assumed in the purchase business combination and are included in the allocation of the cost to acquire Wallace and are included in goodwill (see
Note 3). The Corporation accrued approximately $3.3 million of similar restructuring costs in connection with exiting certain Moore activities. These changes were partially offset by the reversal of a portion of its 2001 restructuring reserves ($1.6 million) as a result of favorable settlements in 2003, as compared to estimates and assumptions used by management at the time the charges were recorded. These costs have been included as a charge to the results of operations for the three and six months ended June 30, 2003.

     The restructuring charges recorded are based on the aforementioned restructuring plans that have been committed to by management and are in part based upon management's best estimates of future events. Changes to the estimates could require adjustments to the restructuring liabilities. Adjustments to the Wallace restructuring liability will be recorded through goodwill and adjustments to other restructuring liabilities would be reflected in the results of operations.

  RESTRUCTURING COSTS CAPITALIZED AS A COST OF ACQUISITION

     At June 30, 2003, the $2.5 million in costs that were accrued in connection with restructuring Wallace, and recognized as a liability assumed in the purchase business combination and included in the allocation of the cost to acquire Wallace, relate to workforce reductions of 146 employees for the plant closures and elimination of certain duplicative corporate administrative functions.

                           MOORE WALLACE INCORPORATED

     The reconciliation of the restructuring reserve as of June 30, 2003, capitalized as part of the acquisition is as follows:

                                                 DECEMBER 31,               CASH   JUNE 30,
                                                     2002       ADDITIONS   PAID     2003
                                                 ------------   ---------   ----   --------
Employee terminations..........................       $--        $2,480     $544    $1,936
Other..........................................       --             --       --        --
                                                      --         ------     ----    ------
                                                      $--        $2,480     $544    $1,936
                                                      ==         ======     ====    ======

     For the three months ended June 30, 2003, the Corporation recorded the following restructuring provisions:

                                                            EMPLOYEE      OTHER
                                                          TERMINATIONS   CHARGES   TOTAL
                                                          ------------   -------   ------
Forms and Labels........................................     $1,042        $10     $1,052
Outsourcing.............................................         --         --         --
Commercial..............................................         --         --         --
Corporate...............................................      2,254         --      2,254
                                                             ------        ---     ------
                                                             $3,296        $10     $3,306
                                                             ======        ===     ======

     For the three months ended June 30, 2003, the Corporation recorded a restructuring provision of $3.3 million for workforce reductions of 41 employees, primarily related to the closure of a plant and the elimination of duplicative corporate administrative functions resulting from the Acquisition. The Corporation reversed $1.6 million of restructuring reserve related to its 2001 program due to favorable settlements of liabilities for obligations and future payments primarily related to the European operations within the Commercial segment.

     There was no restructuring provision recorded for the three and six months ended June 30, 2002.

     The reconciliation of the restructuring reserve as of June 30, 2003 is as follows:

                                        BALANCE AT                                  BALANCE AT
                                       DECEMBER 31,    RESTRUCTURING       CASH      JUNE 30,
                                           2002       PROVISION -- NET     PAID        2003
                                       ------------   ----------------   --------   ----------
Employee terminations................    $14,319          $ 2,959        $ (4,498)   $12,780
Other................................     67,121           (1,262)         (6,583)    59,276
                                         -------          -------        --------    -------
                                         $81,440          $ 1,697        $(11,081)   $72,056
                                         =======          =======        ========    =======

     The restructuring reserves classified as "other", primarily consist of the estimated remaining payments related to lease terminations and facility closing costs. Payments on these lease obligations are scheduled to continue until 2010. Market conditions and the Corporation's ability to sublease these properties may affect the ultimate charge related to its lease obligations. Any potential recovery or additional charge may affect amounts reported in the consolidated financial statements of future periods. The Corporation anticipates that payments associated with employee terminations will be substantially completed by the end of 2003.

     For the three months ended June 30, 2003, the Corporation recorded a charge of $2.1 million, in the Forms and Labels segment for asset impairments associated with the disposal of redundant enterprise software systems as a result of the Acquisition.

                           MOORE WALLACE INCORPORATED

7.  INCOME TAXES

     The difference between the statutory rate and the effective rate relates to lower tax rates in non-U.S. jurisdictions combined with a reduction of the deferred tax valuation allowance, which is based on management's best estimate of the amount of deferred tax assets that will more likely than not be realized. The 2003 rate was also affected by a loss generated in the U.S. as a result of expenses incurred from the Acquisition. For the three and six months ended June 30, 2003 the valuation allowance was reduced $34.2 million and $40.4 million, respectively. For the three and six months ended June 30, 2002, the valuation allowance was reduced by $36.1 million.

8.  ASSETS HELD FOR DISPOSITION

     In the fourth quarter of 2001, the Corporation classified a non-core business as an asset held for disposition and the carrying value was adjusted to its net recoverable amount. Included in the results of the Commercial segment for the three and six months ended June 30, 2003 are net sales of $51.2 million and $100.9 million, respectively, relating to this business. For the three and six months ended June 30, 2003 income from operations relating to this business was $2.9 million and $6.1 million, respectively. For the three months ended June 30, 2002 net sales and income from operations relating to this business were $49.5 million and $3.4 million, respectively. Net sales relating to this business for the six months ended June 30, 2002 were $99.6 million and income from operations relating to this business was $6.2 million.

9.  RECONCILIATION TO U.S. GAAP

     The following summarizes the significant accounting differences between Canadian generally accepted accounting principles ("Canadian GAAP") and U.S. generally accepted accounting principles ("U.S. GAAP") that result in the differences disclosed in the U.S. GAAP reconciliation.

  PENSIONS AND POSTRETIREMENT BENEFITS

     The adoption of CICA Handbook, Section 3461 -- Employee Future Benefits, on January 1, 2000, eliminated any material difference in the method of accounting for these costs. However, the transition rules for the implementation of this Canadian standard continue to result in a U.S. GAAP reporting difference. Under CICA Handbook Section 3461, all past net gains (losses), net assets and prior service costs were recognized as of the date of adoption. Under U.S. GAAP, net gains (losses), net assets and prior service costs which occurred before January 1, 2000 are recognized over the appropriate amortization period.

  STATEMENT OF CASH FLOWS

     For Canadian GAAP the Statements of Cash Flows disclose the net change in cash resources, which is defined as cash and cash equivalents less bank indebtedness. U.S. GAAP requires the disclosure of the net change in cash and cash equivalents. Under U.S. GAAP, net cash provided by financing activities for the six months ended June 30, 2003 is $738.2 million. Net cash used by financing activities for the six months ended June 30, 2002 was $1.5 million. Cash and cash equivalents are the same for both Canadian GAAP and U.S. GAAP.

  INCOME TAXES

     The liability method of accounting for income taxes is used for both Canadian GAAP and U.S. GAAP. However, under U.S. GAAP, temporary differences are tax effected at enacted rates, whereas under Canadian GAAP, temporary differences are tax effected using substantively enacted rates and laws that will be in effect when the differences are expected to reverse. For all periods presented, the tax rates used are the same for both Canadian GAAP and U.S. GAAP.

                           MOORE WALLACE INCORPORATED

  STOCK COMPENSATION

     The adoption of CICA Handbook, Section 3870 -- Stock-Based Compensation and Other Stock-Based Payments, reduced most prospective differences in accounting for these costs between Canadian GAAP and U.S. GAAP. The pro forma disclosures of net income and earnings per share under the fair value method of accounting for stock options will continue to differ as CICA Handbook Section 3870 is applicable for awards granted on or after January 1, 2002. For both Canadian and U.S. GAAP the Corporation uses the intrinsic value method for accounting for stock options. Prior to CICA Handbook Section 3870, recognition of compensation expense was not required for the Corporation's Series 1 Preference Share options, whereas under U.S. GAAP, the expense is measured at the fair value of the Preference Share options, less the amount the employee is required to pay, and is accrued over the vesting period.

     In April 2002, the shareholders of the Corporation approved the amendment of the options to purchase Series 1 Preference Shares ("Preference Shares") to eliminate the cash-out provision and to make them exercisable for one common share per each Preference Share option. The exercise price and the number of Preference Share options remained unchanged. This amendment effectively made these options common share equivalents for diluted earnings per share computations. The transition rules for CICA Handbook Section 3870 required that these common share equivalents be considered outstanding as of the beginning of the year, whereas for U.S. GAAP purposes, these Preference Share options were not considered common share equivalents until amended. The difference in the diluted weighted average common shares between Canadian and U.S. GAAP relates solely to the Preference Share options.

     Additionally, no compensation expense or pro forma compensation expense is required to be recognized in the current and future periods under Canadian GAAP pursuant to CICA Handbook Section 3870, whereas under U.S. GAAP, unearned compensation cost will be recognized over the remaining vesting period (through December 11, 2004) based on the intrinsic value of the options on the date of approval. Pro forma fair value compensation expense will also be recorded under U.S. GAAP for the Preference Shares commencing on the amendment date. In accordance with the transition rules for CICA Handbook Section 3870, no compensation expense was recorded for the Preference Shares for Canadian GAAP.

  COMPREHENSIVE INCOME

     U.S. GAAP requires disclosure of comprehensive income and its components. Comprehensive income is the change in equity of the Corporation from transactions and other events other than those resulting from transactions with owners, and is comprised of net income and other comprehensive income. The components of other comprehensive income for the Corporation are unrealized foreign currency translation adjustments and the change in fair value of derivatives. Under Canadian GAAP, there is no standard for reporting comprehensive income.

  ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     For U.S. GAAP purposes the changes in the fair value of the Corporation's interest rate swaps that are designated as cash flow hedges are recorded in other comprehensive income. For U.S. GAAP purposes the changes in their fair value Corporation's interest rate swaps that are designated as fair value hedges are recorded as an adjustment to the Senior Notes. Under Canadian GAAP, there is no standard requiring the recognition of the fair value of derivatives either through comprehensive income or the hedged item.

  FOREIGN CURRENCY TRANSLATION

     Under U.S. GAAP, foreign currency translation gains or losses are only recognized on the sale or substantial liquidation of a foreign subsidiary. Under Canadian GAAP, a foreign currency gain or loss due to a partial liquidation is recognized in income.

                           MOORE WALLACE INCORPORATED

  BUSINESS PROCESS REENGINEERING

     Under U.S. GAAP, business process reengineering activities are expensed as incurred. Prior to October 28, 1998, Canadian GAAP permitted these costs to be capitalized or expensed. Subsequent to October 28, 1998, Canadian GAAP requires the cost of business process reengineering activities to be expensed as incurred. Prior to October 28, 1998, the Corporation capitalized business process reengineering costs and classified them as computer software.

  CONVERTIBLE DEBENTURES

     The debt conversion costs relate to the December 28, 2001 induced conversion of the Corporation's subordinated convertible debentures and more specifically represent the right granted with the inducement shares for the holder to potentially receive additional consideration in the future based on the 20-day weighted average share price of the Corporation's share at December 31, 2002 and 2003. For Canadian GAAP purposes, to the extent that any shares or cash is paid, it will be recorded as a charge to retained earnings. For U.S. GAAP purposes, the fair value of this contingent consideration is recognized in earnings and recorded at fair market value. The fair value of the consideration is based upon an independent third party valuation using an option pricing valuation model that includes, but is not limited to, the following factors: the Corporation's share price volatility; cost of borrowings; and certain equity valuation multiples.

  CHANGES IN ACCOUNTING POLICIES

     In the first quarter of 2003, the Corporation adopted Statement of Financial Accounting Standards ("SFAS") No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of Financial Accounting Standards Board ("FASB") Statement No. 13, and Technical Corrections" ("SFAS 145"). Among other things, under the provision of SFAS 145, gains and losses from the early extinguishment of debt are no longer classified as an extraordinary item, net of income taxes, but are included in the determination of pretax earnings. The effective date for SFAS 145 is for fiscal years beginning after May 15, 2002, with early application encouraged. Upon adoption, all gains and losses from the extinguishment of debt previously reported as an extraordinary item shall be reclassified to pretax earnings. The adoption of SFAS 145 had no impact on the financial position or results of operations of the Corporation for the six months ended June 30, 2003.

     In the first quarter of 2003, the Corporation adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). This statement addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force ("EITF") has set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The principal difference between SFAS 146 and EITF 94-3 is that SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred versus the EITF 94-3 where a liability was recognized on the date an entity committed to an exit plan. SFAS 146 is effective for exit and disposal activities that are initiated after December 31, 2002. In Canada, the Emerging Issues Committee ("EIC") issued EIC-134, "Accounting for Severance and Termination Benefits" and EIC-135, "Accounting for Costs Associated with Exit and Disposal Activities (Including Costs Incurred in a Restructuring)" in March 2003, which harmonize Canadian GAAP with SFAS 146.

     In April 2003, FASB issued SFAS No. 149, "Amendment of SFAS No. 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). In particular, it clarifies under what circumstances a contract with an initial net investment meets the

                           MOORE WALLACE INCORPORATED
characteristic of a derivative, clarifies when a derivative contains a financing component, amends the definition of an underlying, and amends certain other existing pronouncements. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Corporation does not expect that the adoption of SFAS 149 will have a material impact on the results of operation or financial conditions.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The remaining provisions of this Statement are consistent with the proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Corporation does not expect the adoption of SFAS 150 to have a material impact on its results of operations results or financial condition.

     The following tables provide a reconciliation of net earnings as reported under Canadian GAAP to net earnings under U.S. GAAP:

                                             THREE MONTHS ENDED     SIX MONTHS ENDED
                                                  JUNE 30,              JUNE 30,
                                             -------------------   -------------------
                                               2003       2002       2003       2002
                                             --------   --------   --------   --------
Net earnings as reported...................  $ 18,893   $ 15,246   $ 48,051   $ 27,739
U.S. GAAP Adjustments:
  Pension expense..........................     1,014         20      2,025         38
  Postretirement benefits..................     4,332      4,325      8,660      8,647
  Computer software........................     1,694      1,691      3,398      3,382
  Debt conversion costs....................       704       (114)     1,070      1,151
  Stock-based compensation expense.........       (79)    (1,547)      (444)    (4,143)
  Income taxes.............................    (2,988)    (1,187)    (5,736)    (3,539)
                                             --------   --------   --------   --------
Net earnings under U.S. GAAP...............  $ 23,570   $ 18,434   $ 57,024   $ 33,275
                                             --------   --------   --------   --------
Earnings per share:
  Basic....................................  $   0.17   $   0.17   $   0.46   $   0.30
  Diluted..................................  $   0.17   $   0.16   $   0.46   $   0.29
Average shares (in thousands):
  Basic....................................   136,049    111,481    124,163    111,664
  Diluted..................................   136,651    113,926    124,910    113,468

                           MOORE WALLACE INCORPORATED

                                             THREE MONTHS ENDED     SIX MONTHS ENDED
                                                  JUNE 30,              JUNE 30,
                                             -------------------   -------------------
                                               2003       2002       2003       2002
                                             --------   --------   --------   --------
Comprehensive income:
Net earnings...............................  $ 23,570   $ 18,434   $ 57,024   $ 33,275
Other comprehensive income (loss) -- net of
  tax:
  Currency translation adjustments.........     8,001     (1,685)    12,790     (3,890)
  Fair value adjustment on derivatives.....     2,144         --      1,868         --
                                             --------   --------   --------   --------
Total comprehensive income.................  $ 33,715   $ 16,749   $ 71,682   $ 29,385
                                             ========   ========   ========   ========

     Net gains on the disposal of property, plant and equipment for the six months ended June 30, 2003 and 2002 were $1.1 million and $2.4 million, respectively. For U.S. GAAP purposes these amounts are recorded in income from operations.

     Interest expense is net of investment income of $1 million and $0.8 million for the six months ended June 30, 2003 and 2002, respectively.

                                              JUNE 30, 2003           DECEMBER 31, 2002
                                         -----------------------   -----------------------
BALANCE SHEET ITEMS:                     AS REPORTED   U.S. GAAP   AS REPORTED   U.S. GAAP
--------------------                     -----------   ---------   -----------   ---------
Net pension asset......................   $(183,348)   $(121,216)   $(193,350)   $(129,193)
Computer software -- net...............    (123,442)    (101,304)     (89,208)     (63,672)
Fair value of
  derivatives -- liability.............       4,950        9,614           --        5,089
Postretirement benefits................     260,515      376,588      241,344      366,077
Deferred taxes -- net..................      12,546      (63,578)     (73,184)    (156,239)
Accounts payable and accrued
  liabilities..........................     584,114      578,213      486,507      481,676
Long-term debt.........................     933,269      930,631      187,463      187,463
Accumulated other comprehensive
  income...............................    (120,543)     (86,595)    (133,333)    (101,253)
Share capital..........................     885,990      887,971      403,800      405,337
Retained earnings (deficit)............     162,652        6,379      114,601      (50,645)

     The Corporation's U.S. GAAP net earnings and earnings per share on a pro forma basis, if compensation expense for employee stock options were determined using the fair value method are as follows:

                                                 THREE MONTHS ENDED    SIX MONTHS ENDED
                                                      JUNE 30,             JUNE 30,
                                                 -------------------   -----------------
                                                   2003       2002      2003      2002
                                                 --------   --------   -------   -------
Net earnings...................................  $23,570    $18,434    $57,024   $33,275
Pro forma adjustments -- net of tax:
  Stock compensation recorded..................       99      2,527        322     2,527
  Fair value compensation expense..............     (608)    (3,424)    (1,183)   (3,883)
                                                 -------    -------    -------   -------
Pro forma net earnings.........................  $23,061    $17,537    $56,163   $31,919
                                                 =======    =======    =======   =======
Earnings per share
  Basic........................................  $  0.17    $  0.16    $  0.45   $  0.29
  Diluted......................................  $  0.17    $  0.15    $  0.45   $  0.28
                                                 =======    =======    =======   =======

                           MOORE WALLACE INCORPORATED

10.  SEGMENT INFORMATION

     The Corporation operates in the printing industry with three distinct operating segments based on the way management assesses information on a regular basis for decision-making purposes. The three segments are Forms and Labels, Outsourcing and Commercial. These segments market print and print related products and services to a geographically diverse customer base. Management has aggregated divisions within the reportable segments due to strong similarities in the economic characteristics, nature of products and services, production processes, class of customer and distribution methods used.

     Wallace historically operated in two business segments, Forms and Labels and Integrated Graphics. The principal products within the Forms and Labels segment include paper-based forms, electronic data processing and packaging labels and a standard line of office products. The principal products within the Integrated Graphics segment include commercial print and direct mail. The Corporation has classified the Wallace historical Forms and Labels operations within the Forms and Labels segment and the historical Integrated Graphics operations within the Commercial segment in the table below. Prior periods have not been restated to reflect the acquisition.

     As a result of acquiring the remaining interest in Quality Color Press, Inc. in May 2002, management has reclassified this business from the Commercial segment to the Forms and Labels segment in order to reflect the business synergies and integration plans.

THREE MONTHS ENDED             FORMS AND
JUNE 30, 2003                   LABELS     OUTSOURCING   COMMERCIAL   CORPORATE   CONSOLIDATED
------------------             ---------   -----------   ----------   ---------   ------------
Total revenue................  $351,702      $76,361      $229,875    $     --      $657,938
Intersegment revenue.........    (1,213)         (12)       (6,642)         --        (7,867)
                               --------      -------      --------    --------      --------
Sales to customers outside
  the enterprise.............   350,489       76,349       223,233          --       650,071
Income (loss) from
  operations.................    10,772       12,685         8,110     (23,035)        8,532
Depreciation and
  amortization...............    13,228        3,409         7,515       8,438        32,590
Capital expenditures.........     3,845        6,987         5,231       3,379        19,442

SIX MONTHS ENDED             FORMS AND
JUNE 30, 2003                  LABELS     OUTSOURCING   COMMERCIAL   CORPORATE   CONSOLIDATED
----------------             ----------   -----------   ----------   ---------   ------------
Total revenue..............  $  620,005    $173,766     $  379,846   $     --     $1,173,617
Intersegment revenue.......      (2,687)        (13)        (9,701)        --        (12,401)
                             ----------    --------     ----------   --------     ----------
Sales to customers outside
  the enterprise...........     617,318     173,753        370,145         --      1,161,216
Income (loss) from
  operations...............      41,234      38,876         21,298    (57,016)        44,392
Total assets...............   1,213,151     126,419      1,015,380    597,333      2,952,283
Depreciation and
  amortization.............      21,987       6,587         11,271     13,920         53,765
Capital expenditures.......       6,490      11,611          6,583      4,872         29,556

                           MOORE WALLACE INCORPORATED

THREE MONTHS ENDED             FORMS AND
JUNE 30, 2002 (RECLASSIFIED)    LABELS     OUTSOURCING   COMMERCIAL   CORPORATE   CONSOLIDATED
----------------------------   ---------   -----------   ----------   ---------   ------------
Total revenue................  $286,252      $71,151      $145,957    $     --      $503,360
Intersegment revenue.........      (744)         (15)       (2,810)         --        (3,569)
                               --------      -------      --------    --------      --------
Sales to customers outside
  the enterprise.............   285,508       71,136       143,147          --       499,791
Income (loss) from
  operations.................    31,884        8,822        10,785     (28,840)       22,651
Depreciation and
  amortization...............     8,980        3,839         4,064       5,624        22,507
Capital expenditures.........       911          961         2,293       5,670         9,835

SIX MONTHS ENDED               FORMS AND
JUNE 30, 2002 (RECLASSIFIED)    LABELS     OUTSOURCING   COMMERCIAL   CORPORATE   CONSOLIDATED
----------------------------   ---------   -----------   ----------   ---------   ------------
Total revenue................  $574,755     $167,291      $293,764    $     --     $1,035,810
Intersegment revenue.........    (1,689)         (27)       (4,802)         --         (6,518)
                               --------     --------      --------    --------     ----------
Sales to customers outside
  the enterprise.............   573,066      167,264       288,962          --      1,029,292
Income (loss) from
  operations.................    62,278       29,535        22,746     (70,048)        44,511
Total assets.................   608,351      106,787       333,943     338,781      1,387,862
Depreciation and
  amortization...............    17,826        7,824         7,792      11,220         44,662
Capital expenditures.........     1,925        1,857         3,129       6,302         13,213

11.  CONTINGENCIES

     At June 30, 2003, certain lawsuits and other claims and assessments were pending against the Corporation. While the outcome of these matters is subject to future resolution, management's evaluation and analysis of such matters indicate that, individually and in the aggregate, the probable ultimate resolution of such matters will not have a material effect on the Corporation's consolidated financial statements.

     The Corporation is subject to laws and regulations relating to the protection of the environment. The Corporation provides for expenses associated with environmental remediation obligations when such amounts are probable and can be reasonably estimated. Such accruals are adjusted as new information develops or circumstances change and are not discounted. While it is not possible to quantify with certainty the potential impact of actions regarding environmental matters, particularly remediation and other compliance efforts that the Corporation's subsidiaries may undertake in the future, in the opinion of management, compliance with the present environmental protection laws, before taking into account estimated recoveries from third parties, will not have a material adverse effect upon the results of operations or consolidated financial condition of the Corporation.

     The Corporation has been identified as a Potentially Responsible Party ("PRP") at the Dover, New Hampshire Municipal Landfill, a United States Environmental Protection Agency Superfund Site. The Corporation has been participating with a group of approximately 26 other PRP's to fund the study of and implement remedial activities at the site. Remediation at the site has been on-going and is anticipated to continue for at least several years. The total cost of the remedial activity was estimated to be approximately $26 million. The Corporation's share is not expected to exceed $1.5 million. The Corporation believes that its reserves are sufficient based on the present facts and recent tests performed at this site.

                           MOORE WALLACE INCORPORATED

12.  EARNINGS PER SHARE

                                             THREE MONTHS ENDED     SIX MONTHS ENDED
                                                  JUNE 30,              JUNE 30,
                                             -------------------   -------------------
                                               2003       2002       2003       2002
                                             --------   --------   --------   --------
Net earnings...............................  $ 18,893   $ 15,246   $ 48,051   $ 27,739
                                             --------   --------   --------   --------
Weighted average number of common shares
  outstanding:
  Basic....................................   136,049    111,481    124,163    111,664
  Dilutive options and awards..............       637      2,688        794      2,553
                                             --------   --------   --------   --------
  Diluted..................................   136,686    114,169    124,957    114,217
                                             --------   --------   --------   --------
Earnings per share
  Basic....................................  $   0.14   $   0.14   $   0.39   $   0.25
  Diluted..................................  $   0.14   $   0.13   $   0.38   $   0.24
                                             ========   ========   ========   ========

13.  SUBSEQUENT EVENTS

     On August 5, 2003, the Corporation entered into an agreement with the lender of its New Facility to amend the New Facility to reduce the basis point spread. Management expects this reduction to result in annualized pretax cash interest savings of approximately $2.5 million.

14.  SUPPLEMENTAL CONSOLIDATING FINANCIAL INFORMATION

     Moore North America Finance Inc ("Finance Inc.") a wholly-owned subsidiary of the Corporation (the "Parent") is the issuer of the Senior Notes. The Parent and certain of the Corporation's wholly owned subsidiaries ("Guarantor Subsidiaries") have guaranteed Finance Inc.'s obligation under the Senior Notes. The guarantees are joint and several, full, complete and unconditional. Other wholly owned subsidiaries of the Corporation ("Non-guarantor Subsidiaries") have not guaranteed the obligation under the Senior Notes.

     The following supplemental condensed consolidating financial data illustrates, in separate columns, the composition of the Parent, Finance Inc., Guarantor Subsidiaries, Non-guarantor Subsidiaries, eliminations, and the consolidated total.

     Investments in subsidiaries are accounted for by the equity method for purposes of the supplemental condensed consolidating financial data. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions. The financial data may not necessarily be indicative of the results of operations or financial position had the subsidiaries been operated as independent entities.

                           MOORE WALLACE INCORPORATED

     Supplemental Consolidating Balance Sheet at June 30, 2003 (unaudited):

                                                                                  NON-
                                                    FINANCE     GUARANTOR      GUARANTOR
                                         PARENT       INC.     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                       ----------   --------   ------------   ------------   ------------   ------------
ASSETS
Current Assets
  Cash and cash equivalents..........  $    7,027   $      1   $    43,582      $ 15,322     $        --     $   65,932
  Accounts receivable -- net.........      42,168         --       506,367        30,291              --        578,826
  Intercompany receivables...........     150,403      3,228        11,979         4,528        (170,138)            --
  Inventories........................      21,330         --       200,089        10,047              --        231,466
  Prepaid expenses...................       1,598         --        22,614         1,676              --         25,888
  Deferred income taxes..............         639         --        23,496           613              --         24,748
                                       ----------   --------   -----------      --------     -----------     ----------
Total Current Assets.................     223,165      3,229       808,127        62,477        (170,138)       926,860
                                       ----------   --------   -----------      --------     -----------     ----------
Property, plant and
  equipment -- net...................      33,393         --       575,918        23,659              --        632,970
Investments..........................          --         --           586        27,136              --         27,722
Investment in subsidiaries...........     889,334         --        59,354           230        (948,918)            --
Prepaid pension cost.................      15,515         --       190,864        18,212              --        224,591
Goodwill.............................      20,859         --       763,462            --              --        784,321
Other intangibles -- net.............       3,531         --       154,803            --              --        158,334
Intercompany loan receivable.........       1,041    435,932        31,090         3,227        (471,290)            --
Deferred income taxes................        (236)        --         2,177         1,398              --          3,339
Other assets.........................       1,304     10,626       181,831           385              --        194,146
                                       ----------   --------   -----------      --------     -----------     ----------
Total Assets.........................  $1,187,906   $449,787   $ 2,768,212      $136,724     $(1,590,346)    $2,952,283
                                       ==========   ========   ===========      ========     ===========     ==========

LIABILITIES
Current Liabilities
  Bank indebtedness..................  $   10,134   $     --   $    20,990      $    155     $        --     $   31,279
  Accounts payable and accrued
    liabilities......................     179,350     10,511       348,517        45,736              --        584,114
  Intercompany payables..............       1,065      4,685       156,863         7,525        (170,138)            --
  Short-term debt....................         869         --        18,483           181              --         19,533
  Income taxes.......................      16,769        (31)       33,600           848              --         51,186
  Deferred income taxes..............       1,421         --           291           390              --          2,102
                                       ----------   --------   -----------      --------     -----------     ----------
Total Current Liabilities............     209,608     15,165       578,744        54,835        (170,138)       688,214
                                       ----------   --------   -----------      --------     -----------     ----------
Intercompany loans payable...........      26,271         --       437,887         7,132        (471,290)            --
Long-term debt.......................         708    400,280       528,742         3,539              --        933,269
Postretirement benefits..............      12,922         --       247,593            --              --        260,515
Deferred income taxes................       3,937         --        33,928           666              --         38,531
Other liabilities....................       9,243         --        90,175         2,722              --        102,140
Minority interest....................          --         --            --         4,397              --          4,397
                                       ----------   --------   -----------      --------     -----------     ----------
Total Liabilities....................     262,689    415,445     1,917,069        73,291        (641,428)     2,027,066
                                       ----------   --------   -----------      --------     -----------     ----------
SHAREHOLDERS' EQUITY
  Share capital......................     885,990     60,000     2,079,341       173,662      (2,313,003)       885,990
  Unearned restricted shares.........      (2,882)        --            --            --              --         (2,882)
  Retained earnings..................     162,652    (25,658)   (1,252,925)      (64,325)      1,342,908        162,652
  Cumulative translation
    adjustments......................    (120,543)        --        24,727       (45,904)         21,177       (120,543)
                                       ----------   --------   -----------      --------     -----------     ----------
Total Shareholders' Equity...........     925,217     34,342       851,143        63,433        (948,918)       925,217
                                       ----------   --------   -----------      --------     -----------     ----------
Total Liabilities and Shareholders'
  Equity.............................  $1,187,906   $449,787   $ 2,768,212      $136,724     $(1,590,346)    $2,952,283
                                       ==========   ========   ===========      ========     ===========     ==========
Shareholders' Equity as reported.....  $  925,217   $ 34,342   $   851,143      $ 63,433     $  (948,918)    $  925,217
                                       ----------   --------   -----------      --------     -----------     ----------
U.S. GAAP Adjustments:
  Net pension asset..................      (5,455)        --       (56,677)           --              --        (62,132)
  Computer software -- net...........          --         --       (22,138)           --              --        (22,138)
  Fair value of derivatives..........          --         --        (4,664)           --              --         (4,664)
  Postretirement benefits............      (2,472)        --      (113,601)           --              --       (116,073)
  Deferred income taxes -- net.......       3,110         --        75,196        (2,182)             --         76,124
  Accounts payable and accrued
    liabilities......................         (99)        --            --         6,000              --          5,901
  Long-term debt.....................                                2,638                                        2,638
  Equity investments.................    (115,428)        --         3,818            --         111,610             --
                                       ----------   --------   -----------      --------     -----------     ----------
                                         (120,344)        --      (115,428)        3,818         111,610       (120,344)
                                       ----------   --------   -----------      --------     -----------     ----------
Shareholders' Equity under U.S.
  GAAP...............................  $  804,873   $ 34,342   $   735,715      $ 67,251     $  (837,308)    $  804,873
                                       ==========   ========   ===========      ========     ===========     ==========

                           MOORE WALLACE INCORPORATED

     Supplemental Consolidating Balance Sheet at December 31, 2002:

                                                                                   NON-
                                                     FINANCE     GUARANTOR      GUARANTOR
                                          PARENT       INC.     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                         ---------   --------   ------------   ------------   ------------   ------------
ASSETS
Current Assets
  Cash and cash equivalents............  $  29,127   $    101   $   100,338      $ 10,064     $        --     $  139,630
  Accounts receivable -- net...........     33,131         --       271,219        37,033              --        341,383
  Intercompany receivables.............         --      2,222        60,496         4,571         (67,289)            --
  Inventories..........................     21,121         --        99,384         9,384              --        129,889
  Prepaid expenses.....................        949         --        15,604           764              --         17,317
  Deferred income taxes................        549         --        29,066         2,297              --         31,912
                                         ---------   --------   -----------      --------     -----------     ----------
Total Current Assets...................     84,877      2,323       576,107        64,113         (67,289)       660,131
                                         ---------   --------   -----------      --------     -----------     ----------
Property, plant and equipment -- net...     28,503         --       199,457        27,762              --        255,722
Investments............................         --         --         1,784        30,472              --         32,256
Investment in subsidiaries.............    374,237         --        47,917           230        (422,384)            --
Prepaid pension cost...................     14,363         --       188,605        18,552              --        221,520
Goodwill...............................     17,956         --        88,298            --              --        106,254
Other intangibles -- net...............      3,354         --         3,080            --              --          6,434
Intercompany loan receivable...........      1,188      5,082         5,223        32,264         (43,757)            --
Deferred income taxes..................       (202)        --        54,129            11              --         53,938
Other assets...........................      1,756         --        98,456         3,292              --        103,504
                                         ---------   --------   -----------      --------     -----------     ----------
Total Assets...........................  $ 526,032   $  7,405   $ 1,263,056      $176,696     $  (533,430)    $1,439,759
                                         =========   ========   ===========      ========     ===========     ==========
LIABILITIES
Current Liabilities
  Bank indebtedness....................  $      12   $     --   $    17,673      $    473     $        --     $   18,158
  Accounts payable and accrued
    liabilities........................     42,959      1,002       380,567        61,979              --        486,507
  Intercompany payables................     54,939      3,817            --         8,533         (67,289)            --
  Short-term debt......................        401         --         1,414           320              --          2,135
  Income taxes.........................     14,469        (31)       43,073         1,051              --         58,562
  Deferred income taxes................      1,219         --            --         1,965              --          3,184
                                         ---------   --------   -----------      --------     -----------     ----------
Total Current Liabilities..............    113,999      4,788       442,727        74,321         (67,289)       568,546
                                         ---------   --------   -----------      --------     -----------     ----------
Intercompany loans payable.............      6,479         --        30,976         6,302         (43,757)            --
Long-term debt.........................      1,090         --       183,146         3,227              --        187,463
Postretirement benefits................     10,869         --       230,475            --              --        241,344
Deferred income taxes..................      3,378         --         5,834           270              --          9,482
Other liabilities......................      7,721         --        32,619         3,436              --         43,776
Minority interest......................         --         --            --         6,652              --          6,652
                                         ---------   --------   -----------      --------     -----------     ----------
Total Liabilities......................    143,536      4,788       925,777        94,208        (111,046)     1,057,263
                                         ---------   --------   -----------      --------     -----------     ----------
SHAREHOLDERS' EQUITY
  Share capital........................    403,800     20,000     1,607,533       204,042      (1,831,575)       403,800
  Unearned restricted shares...........     (2,572)        --            --            --              --         (2,572)
  Retained earnings....................    114,601    (17,383)   (1,292,916)      (77,715)      1,388,014        114,601
  Cumulative translation adjustments...   (133,333)        --        22,662       (43,839)         21,177       (133,333)
                                         ---------   --------   -----------      --------     -----------     ----------
Total Shareholders' Equity.............    382,496      2,617       337,279        82,488        (422,384)       382,496
                                         ---------   --------   -----------      --------     -----------     ----------
Total Liabilities and Shareholders'
  Equity...............................  $ 526,032   $  7,405   $ 1,263,056      $176,696     $  (533,430)    $1,439,759
                                         =========   ========   ===========      ========     ===========     ==========
Shareholders' Equity as reported.......  $ 382,496   $  2,617   $   337,279      $ 82,488     $  (422,384)    $  382,496
                                         ---------   --------   -----------      --------     -----------     ----------
U.S. GAAP Adjustments:
  Net pension asset....................     (5,536)        --       (58,621)           --              --        (64,157)
  Computer software -- net.............         --         --       (25,536)           --              --        (25,536)
  Fair value of derivatives............         --         --        (5,089)           --              --         (5,089)
  Postretirement benefits..............     (2,575)        --      (122,158)           --              --       (124,733)
  Deferred income taxes -- net.........      3,590         --        81,647        (2,182)             --         83,055
  Accounts payable and accrued
    liabilities........................     (1,169)        --            --         6,000              --          4,831
  Equity investments...................   (125,939)        --         3,818            --         122,121             --
                                         ---------   --------   -----------      --------     -----------     ----------
                                          (131,629)        --      (125,939)        3,818         122,121       (131,629)
                                         ---------   --------   -----------      --------     -----------     ----------
Shareholders' Equity under U.S. GAAP...  $ 250,867   $  2,617   $   211,340      $ 86,306     $  (300,263)    $  250,867
                                         =========   ========   ===========      ========     ===========     ==========

                           MOORE WALLACE INCORPORATED

     Supplemental Consolidating Statement of Operations Six Months Ended June 30, 2003:

                                                                       NON-
                                          FINANCE    GUARANTOR      GUARANTOR
                                PARENT     INC.     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                               --------   -------   ------------   ------------   ------------   ------------
Net sales....................  $111,664   $    --     $986,056       $67,960        $ (4,464)     $1,161,216
                               --------   -------     --------       -------        --------      ----------
Cost of sales................    80,538        --      711,432        43,585          (4,464)        831,091
Selling, general and
  administrative expenses....    20,554        --      192,582        17,135              --         230,271
Restructuring
  provision -- net...........       670        --        1,166          (139)             --           1,697
Depreciation and
  amortization...............     5,021        --       46,848         1,896              --          53,765
                               --------   -------     --------       -------        --------      ----------
Total operating expenses.....   106,783        --      952,028        62,477          (4,464)      1,116,824
                               --------   -------     --------       -------        --------      ----------
Income from operations.......     4,881        --       34,028         5,483              --          44,392
                               --------   -------     --------       -------        --------      ----------
Equity earnings (loss) of
  subsidiaries...............    51,761        --       (6,655)           --         (45,106)             --
Investment and other income
  (expense)..................    (8,605)       --       (5,053)        8,331              --          (5,327)
Interest expense -- net......      (159)    8,275       25,803           (43)             --          33,876
                               --------   -------     --------       -------        --------      ----------
Earnings (loss) before income
  taxes and minority
  interest...................    48,196    (8,275)      (3,483)       13,857         (45,106)          5,189
Income tax expense
  (benefit)..................       145        --      (43,474)         (115)             --         (43,444)
Minority interest............        --        --           --           582              --             582
                               --------   -------     --------       -------        --------      ----------
Net earnings.................  $ 48,051   $(8,275)    $ 39,991       $13,390        $(45,106)     $   48,051
                               --------   -------     --------       -------        --------      ----------
U.S. GAAP Adjustments:
  Pension expense............        81        --        1,944            --              --           2,025
  Postretirement benefits....       103        --        8,557            --              --           8,660
  Computer software..........        --        --        3,398            --              --           3,398
  Debt conversion costs......     1,070        --           --            --              --           1,070
  Stock-based compensation...      (444)       --           --            --              --            (444)
  Income taxes...............      (316)       --       (5,420)           --              --          (5,736)
  Equity earnings............     8,479        --           --            --          (8,479)             --
                               --------   -------     --------       -------        --------      ----------
                                  8,973        --        8,479            --          (8,479)          8,973
                               --------   -------     --------       -------        --------      ----------
Net earnings (loss) under
  U.S. GAAP..................  $ 57,024   $(8,275)    $ 48,470       $13,390        $(53,585)     $   57,024
                               ========   =======     ========       =======        ========      ==========

                           MOORE WALLACE INCORPORATED

     Supplemental Consolidating Statement of Operations Six Months Ended June 30, 2002 (unaudited):

                                                                        NON-
                                           FINANCE    GUARANTOR      GUARANTOR
                                 PARENT     INC.     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                --------   -------   ------------   ------------   ------------   ------------
Net sales.....................  $111,525    $  --      $859,619       $64,943        $ (6,795)     $1,029,292
                                --------    -----      --------       -------        --------      ----------
Cost of sales.................    80,339       --       588,338        40,890          (6,795)        702,772
Selling, general and
  administrative expenses.....    30,478       --       190,521        16,348              --         237,347
Depreciation and
  amortization................     5,278       --        37,050         2,334              --          44,662
                                --------    -----      --------       -------        --------      ----------
Total operating expenses......   116,095       --       815,909        59,572          (6,795)        984,781
                                --------    -----      --------       -------        --------      ----------
Income from operations........    (4,570)      --        43,710         5,371              --          44,511
                                --------    -----      --------       -------        --------      ----------
Equity earnings (loss) of
  subsidiaries................    32,108       --         3,424            --         (35,532)             --
Investment and other income
  (expense)...................       195       --          (716)         (125)             --            (646)
Interest expense -- net.......      (119)    (528)        6,541          (542)             --           5,352
                                --------    -----      --------       -------        --------      ----------
Earnings (loss) before income
  taxes and minority
  interest....................    27,852      528        39,877         5,788         (35,532)         38,513
Income tax expense
  (benefit)...................       113       --         8,952         1,215              --          10,280
Minority interest.............        --       --            --           494              --             494
                                --------    -----      --------       -------        --------      ----------
Net earnings..................  $ 27,739    $ 528      $ 30,925       $ 4,079        $(35,532)     $   27,739
                                --------    -----      --------       -------        --------      ----------
U.S. GAAP Adjustments:
  Pension expense.............        65       --           (27)           --              --              38
  Postretirement benefits.....        97       --         8,550            --              --           8,647
  Computer software...........        --       --         3,382            --              --           3,382
  Debt conversion costs.......     1,151       --            --            --              --           1,151
  Stock-based compensation....    (4,143)      --            --            --              --          (4,143)
  Income taxes................     1,104       --        (4,643)           --              --          (3,539)
  Equity earnings.............     7,262       --            --            --          (7,262)             --
                                --------    -----      --------       -------        --------      ----------
                                   5,536       --         7,262            --          (7,262)          5,536
                                --------    -----      --------       -------        --------      ----------
Net earnings (loss) under U.S.
  GAAP........................  $ 33,275    $ 528      $ 38,187       $ 4,079        $(42,794)     $   33,275
                                ========    =====      ========       =======        ========      ==========

                           MOORE WALLACE INCORPORATED

     Supplemental Consolidating Statement of Cash Flows Six Months Ended June 30, 2003 (unaudited):

                                                                                   NON-
                                                     FINANCE     GUARANTOR      GUARANTOR
                                         PARENT       INC.      SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                        ---------   ---------   ------------   ------------   ------------   ------------
OPERATING ACTIVITIES
Net earnings (loss)...................  $  48,051   $  (8,275)   $  39,991       $ 13,390       $(45,106)     $   48,051
Adjustments to reconcile net earnings
  (loss) to cash provided (used) by
  operating activities:
  Equity (earnings) loss of
    subsidiaries......................    (51,761)         --        6,655             --         45,106              --
  Depreciation and amortization.......      5,021          --       46,848          1,896             --          53,765
  Acquisition related charges:
    Inventory and backlog.............         --          --       38,590             --             --          38,590
    Derivative charges................         --          --        4,950             --             --           4,950
    Write-off deferred debt issue
      costs...........................         --          --        7,493             --             --           7,493
  Deferred income taxes...............        705          --      (45,398)          (882)            --         (45,575)
  Provision for restructuring costs...        670          --        1,166           (139)            --           1,697
  Other...............................      1,326         385          162            909             --           2,782
Changes in operating assets and
  liabilities:
  Accounts receivable -- net..........     (3,100)         --        7,114          8,287             --          12,301
  Inventories.........................      3,133          --         (510)          (519)            --           2,104
  Accounts payable and accrued
    liabilities.......................    121,212       9,510     (189,324)        (3,968)            --         (62,570)
  Income taxes........................        (86)         --       (4,280)          (192)            --          (4,558)
  Other...............................       (697)       (138)      (3,858)        (1,661)            --          (6,354)
                                        ---------   ---------    ---------       --------       --------      ----------
Net cash provided (used) by operating
  activities..........................    124,474       1,482      (90,401)        17,121             --          52,676
                                        ---------   ---------    ---------       --------       --------      ----------
INVESTING ACTIVITIES
Property, plant and
  equipment -- net....................     (3,893)         --      (14,071)        (1,682)            --         (19,646)
Long-term receivables and other
  investments.........................          5          --          524        (27,125)            --         (26,596)
Acquisition of businesses.............         --          --     (846,943)            --             --        (846,943)
Proceeds from sale of investments and
  other assets........................      1,500          --           --         29,917             --          31,417
Software expenditures.................         --          --       (3,127)            --             --          (3,127)
Other.................................         --        (245)      (2,537)         2,348             --            (434)
                                        ---------   ---------    ---------       --------       --------      ----------
Net cash provided (used) by investing
  activities..........................     (2,388)       (245)    (866,154)         3,458             --        (865,329)
                                        ---------   ---------    ---------       --------       --------      ----------
FINANCING ACTIVITIES
Net change in short-term debt.........        468          --       17,069           (139)            --          17,398
Issuance of long-term debt............         --     400,280      610,000             --             --       1,010,280
Payments on long-term debt............       (133)         --     (280,194)            --             --        (280,327)
Debt issue costs......................         --     (10,767)     (19,749)            --             --         (30,516)
Issuance (repurchase) of common
  shares -- net.......................      9,655          --           --             --             --           9,655
Intercompany activity -- net..........   (165,172)   (390,850)     570,603        (14,581)            --              --
Other.................................         --          --         (900)          (482)            --          (1,382)
                                        ---------   ---------    ---------       --------       --------      ----------
Net cash provided (used) by financing
  activities..........................   (155,182)     (1,337)     896,829        (15,202)            --         725,108
                                        ---------   ---------    ---------       --------       --------      ----------
Effect of exchange rate on cash
  resources...........................        874          --         (347)           199             --             726
                                        ---------   ---------    ---------       --------       --------      ----------
Increase (decrease) in cash
  resources...........................    (32,222)       (100)     (60,073)         5,576             --         (86,819)
Cash resources at beginning of
  period..............................     29,115         101       82,665          9,591             --         121,472
                                        ---------   ---------    ---------       --------       --------      ----------
Cash resources at end of period.......  $  (3,107)  $       1    $  22,592       $ 15,167       $     --      $   34,653
                                        =========   =========    =========       ========       ========      ==========

                           MOORE WALLACE INCORPORATED

     Supplemental Consolidating Statement of Cash Flows Six Months Ended June 30, 2002 (unaudited):

                                                                                   NON-
                                                      FINANCE    GUARANTOR      GUARANTOR
                                            PARENT     INC.     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                           --------   -------   ------------   ------------   ------------   ------------
OPERATING ACTIVITIES
Net earnings (loss)......................  $ 27,739    $ 528      $ 30,925       $ 4,079        $(35,532)      $ 27,739
Adjustments to reconcile net earnings
  (loss) to cash provided (used) by
  operating activities:
  (Gain) loss on sale of investments and
    other assets.........................       (46)      --        (1,614)         (719)             --         (2,379)
  Equity (earnings) loss of
    subsidiaries.........................   (32,108)      --        (3,424)           --          35,532             --
  Depreciation and amortization..........     5,278       --        37,050         2,334              --         44,662
  Deferred income taxes..................    12,092       --       (34,087)          635              --        (21,360)
  Other..................................       417      274        (3,021)        1,403              --           (927)
Changes in operating assets and
  liabilities:
  Accounts receivable -- net.............    (7,420)      --        16,372         8,079              --         17,031
  Inventories............................     2,575       --         1,334          (520)             --          3,389
  Accounts payable and accrued
    liabilities..........................     1,044       --       (16,820)       (4,098)             --        (19,874)
  Income taxes...........................       708       --        30,981          (456)             --         31,233
  Other..................................      (742)    (802)       (5,136)          636              --         (6,044)
                                           --------    -----      --------       -------        --------       --------
Net cash provided by operating
  activities.............................     9,537       --        52,560        11,373              --         73,470
                                           --------    -----      --------       -------        --------       --------
INVESTING ACTIVITIES
Long-term receivables and other
  investments............................       678       --        (1,412)       (1,990)             --         (2,724)
Property, plant and equipment -- net.....    (1,276)      --        (2,928)         (307)             --         (4,511)
Acquisition of businesses................    (6,764)      --       (57,202)           --              --        (63,966)
Software expenditures....................        --       --        (4,810)          (70)             --         (4,880)
Other....................................       (51)      --           108            (4)             --             53
                                           --------    -----      --------       -------        --------       --------
Net cash used by investing activities....    (7,413)      --       (66,244)       (2,371)             --        (76,028)
                                           --------    -----      --------       -------        --------       --------
FINANCING ACTIVITIES
Net change in short-term debt............        79       --        30,047          (143)             --         29,983
Payments on long-term debt...............      (658)      --          (678)           --              --         (1,336)
Issuance (repurchase) of common shares --
  net....................................    (8,331)      --            --            --              --         (8,331)
Intercompany activity -- net.............     9,103       --        (2,491)       (6,612)             --             --
Other....................................        --       --            --          (785)             --           (785)
                                           --------    -----      --------       -------        --------       --------
Net cash provided (used) by financing
  activities.............................       193       --        26,878        (7,540)             --         19,531
                                           --------    -----      --------       -------        --------       --------
Effect of exchange rate on cash
  resources..............................       769       --           622           (36)             --          1,355
                                           --------    -----      --------       -------        --------       --------
Increase in cash resources...............     3,086       --        13,816         1,426              --         18,328
Cash resources at beginning of period....    12,920      100         5,777         9,877              --         28,674
                                           --------    -----      --------       -------        --------       --------
Cash resources at end of period..........  $ 16,006    $ 100      $ 19,593       $11,303        $     --       $ 47,002
                                           ========    =====      ========       =======        ========       ========